Exhibit 99.1

NEWS RELEASE
For information contact:
Kevin B. Habicht
Chief Financial Officer
(407) 265-7348	FOR IMMEDIATE RELEASE
February 9, 2023

RECORD ANNUAL RESULTS AND 2023 GUIDANCE

ANNOUNCED BY NATIONAL RETAIL PROPERTIES, INC.

Orlando, Florida, February 9, 2023 – National Retail Properties, Inc. (NYSE: NNN), a real estate investment trust, today announced operating results for the quarter and year ended December 31, 2022. Highlights include:

Operating Results:

•
Revenues and net earnings, FFO, Core FFO and AFFO available to common stockholders and diluted per share amounts:

	Quarter Ended				Year Ended
	December 31,				December 31,
	2022		2021		2022		2021
	(in thousands, except per share data)
Revenues	$198,520		$187,261		$773,053		$726,407

Net earnings available to common stockholders	$90,662		$65,129		$334,626		$264,217
Net earnings per common share	$0.50		$0.37		$1.89		$1.51

FFO available to common stockholders	$142,178		$120,529		$548,884		$467,833
FFO per common share	$0.79		$0.69		$3.10		$2.68

Core FFO available to common stockholders	$142,893		$131,426		$556,404		$500,058
Core FFO per common share	$0.80		$0.75		$3.14		$2.86

AFFO available to common stockholders	$145,142	(1)	$135,132	(2)	$568,952	(1)	$534,792	(2)
AFFO per common share	$0.81	(1)	$0.77	(2)	$3.21	(1)	$3.06	(2)

(1)

Amounts include $681 and $5,391 of net straight-line accrued rent from net rent deferral repayments from the COVID-19 rent deferral lease amendments for the quarter and year ended December 31, 2022, respectively. Excluding such, AFFO per common share would have been $0.80 and $3.18 for the quarter and year ended December 31, 2022, respectively.

(2)

Amounts include $2,949 and $24,945 of net straight-line accrued rent from net rent deferral repayments from the COVID-19 rent deferral lease amendments for the quarter and year ended December 31, 2021, respectively. Excluding such, AFFO per common share results would have been $0.76 and $2.92 for the quarter and year ended, respectively.

2022 Highlights:

•
Increased annual Core FFO per common share 9.8%
•
Dividend yield of 4.7% at December 31, 2022
•
Annual dividend per common share increased to $2.16 marking the 33rd consecutive year of annual dividend increases - the third longest record of consecutive annual dividend increases of all public REITs and 99% of all public companies
•
Maintained high occupancy levels at 99.4%, with a weighted average remaining lease term of 10.4 years, at December 31, 2022 as compared to 99.4% at September 30, 2022, and 99.0% at December 31, 2021

2022 Highlights (continued):

•
$847.7 million in property investments, including the acquisition of 223 properties with aggregate gross leasable area of approximately 2,629,000 square feet at an initial cash cap rate of 6.4%, with a weighted average remaining lease term of 16.2 years
•
Sold 33 properties for $65.2 million, producing $17.4 million of gains on sale, at a cap rate of 5.9%
•
Raised $250.2 million in net proceeds from issuance of 5,543,414 common shares
•
Maintained leading debt profile: 96% is fixed-rate debt, 13.7-year weighted average debt maturity and 99.9% of properties are not encumbered with secured mortgage debt
•
Total average annual shareholder returns (11.8% for the past 30 years) exceed industry equity averages for the past 1-, 2-, 5-, 10-, 15-, 20-, 25- and 30-years

Fourth Quarter 2022 Highlights:

•
$260.0 million in property investments, including the acquisition of 69 properties with an aggregate gross leasable area of approximately 789,000 square feet at an initial cash cap rate of 6.6%, with a weighted average remaining lease term of 16.0 years
•
Sold seven properties with net proceeds of $16.0 million, producing $6.8 million of gains on sales at a cap rate of 5.9%
•
Raised $120.7 million in net proceeds from the issuance of 2,690,069 common shares

The company announced 2023 Core FFO guidance of $3.14 to $3.20 per share. The 2023 AFFO is estimated to be $3.19 to $3.25 per share. The Core FFO guidance equates to net earnings of $1.87 to $1.93 per share, plus $1.27 per share of expected real estate depreciation and amortization and excludes any gains from the sale of real estate, charges for impairments and executive retirement costs. The guidance is based on current plans and assumptions and subject to risks and uncertainties more fully described in this press release and the company's reports filed with the Securities and Exchange Commission.

Steve Horn, Chief Executive Officer, commented: "We are delighted to report another excellent year at NNN, with record-level property acquisitions and above-average Core FFO growth in 2022. NNN’s best-in-class balance sheet and consistent, strong free cash flow positions NNN well headed into the potential macroeconomic challenges of 2023."

National Retail Properties invests primarily in high-quality retail properties subject generally to long-term, net leases. As of December 31, 2022, the company owned 3,411 properties in 48 states with a gross leasable area of approximately 35.0 million square feet and with a weighted average remaining lease term of 10.4 years. For more information on the company, visit www.nnnreit.com.

Management will hold a conference call on February 9, 2023, at 10:30 a.m. ET to review these results. The call can be accessed on the National Retail Properties web site live at http://www.nnnreit.com. For those unable to listen to the live broadcast, a replay will be available on the company’s web site. In addition, a summary of any earnings guidance given on the call will be posted to the company’s web site.

Statements in this press release that are not strictly historical are “forward-looking” statements. These statements generally are characterized by the use of terms such as "believe," "expect," "intend," "may," "estimated," or other similar words or expressions. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, including inflation, local real estate conditions, changes in interest rates, increases in operating costs, the preferences and financial condition of the company's tenants, the availability of capital, risks related to the company's status as a REIT and the potential impacts of COVID-19, or any epidemic or pandemic on the company's business operations, financial results and financial position on the world economy. Additional information concerning these and other factors that could cause actual results to differ materially from these forward-looking statements is contained from time to time in the company’s Securities and Exchange Commission (the “Commission”) filings, including, but not limited to, the company’s Annual Report on Form 10-K. Copies of each filing may be obtained from the company or the Commission. Such forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. National Retail Properties, Inc. undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Funds From Operations, commonly referred to as FFO, is a relative non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and is used by the company as follows: net earnings (computed in accordance with GAAP) plus depreciation and amortization of assets unique to the real estate industry, excluding gains (or including losses), any applicable taxes and noncontrolling interests on the disposition of certain assets, the company’s share of these items from the company’s noncontrolling interests and any impairment charges on a depreciable real estate asset.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies. FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net earnings as an indication of the company’s performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. The company’s computation of FFO may differ from the methodology for calculating FFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to FFO, as defined by NAREIT, is included in the financial information accompanying this release.

Core Funds From Operations (“Core FFO”) is a non-GAAP measure of operating performance that adjusts FFO to eliminate the impact of certain GAAP income and expense amounts that the company believes are infrequent and unusual in nature and/or not related to its core real estate operations. Exclusion of these items from similar FFO-type metrics is common within the REIT industry, and management believes that presentation of Core FFO provides investors with a potential metric to assist in their evaluation of the company’s operating performance across multiple periods and in comparison to the operating performance of its peers because it removes the effect of unusual items that are not expected to impact the company’s operating performance on an ongoing basis. Core FFO is used by management in evaluating the performance of the company’s core business operations and is a factor in determining management compensation. Items included in calculating FFO that may be excluded in calculating Core FFO may include items such as transaction related gains, income or expense, impairments on land or commercial mortgage residual interests, preferred stock redemption costs, executive retirement costs, loss on early extinguishment of debt or other non-core amounts as they occur. The company’s computation of Core FFO may differ from the methodology for calculating Core FFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to Core FFO is included in the financial information accompanying this release.

Adjusted Funds From Operations (“AFFO”) is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. AFFO adjusts FFO for certain non-cash items that reduce or increase net income in accordance with GAAP. AFFO should not be considered an alternative to net earnings, as an indication of the company's performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers AFFO a useful supplemental measure of the company’s performance. The company’s computation of AFFO may differ from the methodology for calculating AFFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to AFFO is included in the financial information accompanying this release.

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate as defined by NAREIT (“EBITDA”) is a metric established by NAREIT and commonly used by real estate companies. The measure is a result of net earnings (computed in accordance with GAAP), plus interest expense, income tax expense, depreciation and amortization, excluding any gains (or including any losses) on disposition of real estate, any impairment charges and after adjustments for income and losses attributable to noncontrolling interests. Management considers the non-GAAP measure of EBITDA to be an appropriate measure of the company's performance and should be considered in addition to, net earnings or loss, as a measure of the company's operating performance. The company’s computation of EBITDA may differ from the methodology for calculating EBITDA used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to EBITDA, as defined by NAREIT, is included in the company’s Annual Supplemental Data accompanying this release.

National Retail Properties, Inc.

Income Statement Summary

(in thousands, except per share data)

(unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Revenues:
Rental income	$198,217	$186,633	$771,618	$723,859
Interest and other income from real estate transactions	303	628	1,435	2,548
	198,520	187,261	773,053	726,407
Operating expenses:
General and administrative	10,788	9,947	41,695	44,640
Real estate	7,035	7,520	26,281	28,385
Depreciation and amortization	57,322	53,389	223,834	205,220
Leasing transaction costs	61	57	320	203
Impairment losses – real estate, net of recoveries	1,088	7,310	8,309	21,957
Executive retirement costs	715	—	7,520	—
	77,009	78,223	307,959	300,405
Gain on disposition of real estate	6,787	5,159	17,443	23,094
Earnings from operations	128,298	114,197	482,537	449,096

Other expenses (revenues):
Interest and other income	(29)	(57)	(149)	(216)
Interest expense	37,665	36,684	148,065	137,874	(1)
Loss on early extinguishment of debt	—	—	—	21,328
	37,636	36,627	147,916	158,986

Net earnings	90,662	77,570	334,621	290,110
Loss attributable to noncontrolling interests	—	—	5	3
Net earnings attributable to NNN	90,662	77,570	334,626	290,113
Series F preferred stock dividends	—	(1,544)	—	(14,999)
Excess of redemption value over carrying value of preferred shares redeemed	—	(10,897)	—	(10,897)
Net earnings available to common stockholders	$90,662	$65,129	$334,626	$264,217

Weighted average common shares outstanding:
Basic	178,779	174,750	176,404	174,711
Diluted	179,472	174,868	177,068	174,819

Net earnings per share available to common stockholders:
Basic	$0.51	$0.37	$1.89	$1.51
Diluted	$0.50	$0.37	$1.89	$1.51
(1)
Includes $2,078 in connection with the redemption of 3.30% senior unsecured notes due 2023 for the year ended December 31, 2021.

National Retail Properties, Inc.

(in thousands, except per share data)

(unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Funds From Operations (FFO) Reconciliation:
Net earnings available to common stockholders	$90,662	$65,129	$334,626	$264,217
Real estate depreciation and amortization	57,215	53,249	223,392	204,753
Gain on disposition of real estate	(6,787)	(5,159)	(17,443)	(23,094)
Impairment losses – depreciable real estate, net of recoveries	1,088	7,310	8,309	21,957
Total FFO adjustments	51,516	55,400	214,258	203,616
FFO available to common stockholders	$142,178	$120,529	$548,884	$467,833

FFO per common share:
Basic	$0.80	$0.69	$3.11	$2.68
Diluted	$0.79	$0.69	$3.10	$2.68

Core Funds From Operations (Core FFO) Reconciliation:
Net earnings available to common stockholders	$90,662	$65,129	$334,626	$264,217
Total FFO adjustments	51,516	55,400	214,258	203,616
FFO available to common stockholders	142,178	120,529	548,884	467,833

Executive retirement costs	715	—	7,520	—
Loss on early extinguishment of debt	—	—	—	21,328
Excess of redemption value over carrying value of preferred shares redeemed	—	10,897	—	10,897
Total Core FFO adjustments	715	10,897	7,520	32,225
Core FFO available to common stockholders	$142,893	$131,426	$556,404	$500,058

Core FFO per common share:
Basic	$0.80	$0.75	$3.15	$2.86
Diluted	$0.80	$0.75	$3.14	$2.86

National Retail Properties, Inc.

(in thousands, except per share data)

(unaudited)

	Quarter Ended				Year Ended
	December 31,				December 31,
	2022		2021		2022		2021
Adjusted Funds From Operations (AFFO) Reconciliation:
Net earnings available to common stockholders	$90,662		$65,129		$334,626		$264,217
Total FFO adjustments	51,516		55,400		214,258		203,616
Total Core FFO adjustments	715		10,897		7,520		32,225
Core FFO available to common stockholders	142,893		131,426		556,404		500,058

Straight-line accrued rent, net of reserves	261		2,046		3,559		21,137
Net capital lease rent adjustment	78		79		302		340
Below-market rent amortization	(100)		(280)		(510)		(710)
Stock based compensation expense	2,344		1,975		10,078		14,295
Capitalized interest expense	(334)		(114)		(881)		(328)
Total AFFO adjustments	2,249		3,706		12,548		34,734
AFFO available to common stockholders	$145,142	(1)	$135,132	(2)	$568,952	(1)	$534,792	(2)

AFFO per common share:
Basic	$0.81	(1)	$0.77	(2)	$3.23	(1)	$3.06	(2)
Diluted	$0.81	(1)	$0.77	(2)	$3.21	(1)	$3.06	(2)

Other Information:
Rental income from operating leases(3)	$192,738		$181,078		$751,680		$703,865
Earned income from direct financing leases(3)	$146		$154		$595		$623
Percentage rent(3)	$310		$176		$1,541		$706

Real estate expense reimbursement from tenants(3)	$5,023		$5,225		$17,802		$18,665
Real estate expenses	(7,035)		(7,520)		(26,281)		(28,385)
Real estate expenses, net of tenant reimbursements	$(2,012)		$(2,295)		$(8,479)		$(9,720)

Amortization of debt costs	$1,200		$1,164		$4,734		$5,186
Scheduled debt principal amortization (excluding maturities)	$170		$161		$664		$630
Non-real estate depreciation expense	$109		$116		$454		$451

(1)

Amounts include $681 and $5,391 of net straight-line accrued rent from net rent deferral repayments from the COVID-19 rent deferral lease amendments for the quarter and year ended December 31, 2022, respectively. Excluding such, AFFO per common share would have been $0.80 and $3.18 for the quarter and year ended December 31, 2022, respectively.

(2)

Amounts include $2,949 and $24,945 of net straight-line accrued rent from net rent deferral repayments from the COVID-19 rent deferral lease amendments for the quarter and year ended December 31, 2021, respectively. Excluding such, AFFO per common share results would have been $0.76 and $2.92 for the quarter and year ended December 31, 2021, respectively.

(3)

For the quarter and year ended December 31, 2022, the aggregate of such amounts is $198,217 and $771,618, respectively, classified as rental income on the income statement summary. For the quarter and year ended December 31, 2021, the aggregate of such amounts is $186,633 and $723,859, respectively.

National Retail Properties, Inc.

2023 Earnings Guidance:

Guidance is based on current plans and assumptions and subject to risks and uncertainties more fully described in this press release and the company's reports filed with the Commission.

2023 Guidance
Net earnings per common share excluding any gains on disposition of real estate, impairment charges, and executive retirement costs	$1.87 - $1.93 per share
Real estate depreciation and amortization per share	$1.27 per share
Core FFO per share	$3.14 - $3.20 per share
AFFO per share	$3.19 - $3.25 per share
General and administrative expenses	$43 - $45 Million
Real estate expenses, net of tenant reimbursements	$8 - $10 Million
Acquisition volume	$500 - $600 Million
Disposition volume	$100 - $120 Million

National Retail Properties, Inc.

Balance Sheet Summary

(in thousands)

(unaudited)

	December 31, 2022	December 31, 2021
Assets:
Real estate portfolio, net of accumulated depreciation and amortization	$8,020,814	$7,449,846
Cash and cash equivalents	2,505	171,322
Restricted cash and cash equivalents	4,273	—
Receivables, net of allowance of $708 and $782, respectively	3,612	3,154
Accrued rental income, net of allowance of $3,836 and $4,587, respectively	27,795	31,942
Debt costs, net of accumulated amortization of $21,663 and $19,377, respectively	5,352	7,443
Other assets	81,694	87,347
Total assets	$8,146,045	$7,751,054

Liabilities:
Line of credit payable	$166,200	$—
Mortgages payable, including unamortized premium and net of unamortized debt costs	9,964	10,697
Notes payable, net of unamortized discount and unamortized debt costs	3,739,890	3,735,769
Accrued interest payable	23,826	23,923
Other liabilities	82,663	79,002
Total liabilities	4,022,543	3,849,391

Stockholders’ equity of NNN	4,123,502	3,901,662
Noncontrolling interests	—	1
Total equity	4,123,502	3,901,663

Total liabilities and equity	$8,146,045	$7,751,054

Common shares outstanding	181,425	175,636

Gross leasable area, Property Portfolio (square feet)	35,010	32,753

National Retail Properties, Inc.

Debt Summary

As of December 31, 2022

(in thousands)

(unaudited)

Unsecured Debt	Principal	Principal, Net of Unamortized Discount	Stated Rate	Effective Rate	Maturity Date
Line of credit payable	$166,200	$166,200	SOFR + 87.5bps	5.175%	June 2025

Unsecured notes payable:
2024	350,000	349,880	3.900%	3.924%	June 2024
2025	400,000	399,684	4.000%	4.029%	November 2025
2026	350,000	348,301	3.600%	3.733%	December 2026
2027	400,000	399,155	3.500%	3.548%	October 2027
2028	400,000	398,210	4.300%	4.388%	October 2028
2030	400,000	399,039	2.500%	2.536%	April 2030
2048	300,000	296,057	4.800%	4.890%	October 2048
2050	300,000	294,289	3.100%	3.205%	April 2050
2051	450,000	441,884	3.500%	3.602%	April 2051
2052	450,000	439,843	3.000%	3.118%	April 2052
Total	3,800,000	3,766,342

Total unsecured debt(1)	$3,966,200	$3,932,542

Debt costs		$(38,145)
Accumulated amortization		11,693
Debt costs, net of accumulated amortization		(26,452)
Notes payable, net of unamortized discount and unamortized debt costs		$3,739,890

(1)	Unsecured notes payable have a weighted average interest rate of 3.7% and a weighted average maturity of 13.7 years.

Mortgages Payable	Principal Balance	Interest Rate	Maturity Date
Mortgage(1)	$9,969	5.230%	July 2023

Debt costs	(147)
Accumulated amortization	142
Debt costs, net of accumulated amortization	(5)
Mortgages payable, including unamortized premium and net of unamortized debt costs	$9,964

(1)	Includes unamortized premium.

As of December 31, 2022, Debt / EBITDA based on current quarter EBITDA annualized is 5.4x.

National Retail Properties, Inc.

Debt Summary - Continued

As of December 31, 2022

(unaudited)

Credit Facility and Note Covenants

The following is a summary of key financial covenants for the company's unsecured credit facility and notes, as defined and calculated per the terms of the facility's credit agreement and the notes' governing documents, respectively, which are included in the company's filings with the Commission. These calculations, which are not based on U.S. GAAP measurements, are presented to investors to show that as of December 31, 2022, the company believes it is in compliance with the covenants.

Unsecured Credit Facility Key Covenants	Required	December 31, 2022
Maximum leverage ratio	< 0.60	0.36
Minimum fixed charge coverage ratio	> 1.50	4.76
Maximum secured indebtedness ratio	< 0.40	0.001
Unencumbered asset value ratio	> 1.67	2.81
Unencumbered interest ratio	> 1.75	4.82

Unsecured Notes Key Covenants	Required	December 31, 2022
Limitation on incurrence of total debt	≤ 60%	40.0%
Limitation on incurrence of secured debt	≤ 40%	0.1%
Debt service coverage ratio	≥ 1.50	4.68
Maintenance of total unencumbered assets	≥ 150%	250%

National Retail Properties, Inc.

Property Portfolio

Top 20 Lines of Trade

		As of December 31,
	Lines of Trade	2022(1)	2021(2)
1.	Convenience stores	16.5%	17.9%
2.	Automotive service	13.7%	12.3%
3.	Restaurants – full service	9.1%	9.8%
4.	Restaurants – limited service	8.9%	9.4%
5.	Family entertainment centers	5.9%	5.9%
6.	Health and fitness	4.9%	5.2%
7.	Theaters	4.3%	4.5%
8.	Recreational vehicle dealers, parts and accessories	4.1%	3.9%
9.	Equipment rental	3.1%	3.2%
10.	Automotive parts	2.6%	3.0%
11.	Wholesale clubs	2.6%	2.5%
12.	Drug stores	2.6%	1.3%
13.	Home improvement	2.3%	2.5%
14.	Furniture	2.3%	1.7%
15.	Medical service providers	1.9%	2.0%
16.	General merchandise	1.6%	1.7%
17.	Consumer electronics	1.4%	1.5%
18.	Home furnishings	1.4%	1.5%
19.	Travel plazas	1.4%	1.5%
20.	Automobile auctions, wholesale	1.3%	1.3%
	Other	8.1%	7.4%
	Total	100.0%	100.0%

Top 10 States

	State	% of Total(1)		State	% of Total(1)
1.	Texas	17.1%	6.	North Carolina	4.0%
2.	Florida	8.8%	7.	Indiana	3.8%
3.	Illinois	5.3%	8.	Tennessee	3.8%
4.	Ohio	5.2%	9.	Virginia	3.6%
5.	Georgia	4.6%	10.	California	3.5%

As a percentage of annual base rent, which is the annualized base rent for all leases in place.

(1)	$771,984,000 as of December 31, 2022.
(2)	$713,169,000 as of December 31, 2021.

National Retail Properties, Inc.

Property Portfolio - Continued

Top 20 Tenants

	Tenant	# of Properties	% of Total(1)
1.	7-Eleven	138	4.7%
2.	Mister Car Wash	121	4.4%
3.	Camping World	47	3.9%
4.	LA Fitness	30	3.4%
5.	GPM Investments (Convenience Stores)	152	3.1%
6.	Dave & Buster's	28	2.9%
7.	Flynn Restaurant Group (Taco Bell/Arby's)	204	2.9%
8.	AMC Theatres	20	2.8%
9.	BJ's Wholesale Club	13	2.6%
10.	Mavis Tire Express Services	134	2.1%
11.	Sunoco	59	2.1%
12.	Walgreens	49	2.0%
13.	Chuck E. Cheese's	53	1.9%
14.	United Rentals	52	1.8%
15.	Couche Tard (Pantry)	71	1.7%
16.	Frisch's Restaurants	69	1.7%
17.	Fikes (Convenience Stores)	59	1.6%
18.	Life Time Fitness	3	1.4%
19.	Best Buy	16	1.4%
20.	Bob Evans	106	1.4%

Lease Expirations(1)

	% of Total(2)	# of Properties	Gross Leasable Area (3)		% of Total(2)	# of Properties	Gross Leasable Area (3)
2023	1.6%	83	889,000	2029	2.9%	82	1,032,000
2024	3.0%	90	1,439,000	2030	3.5%	107	1,207,000
2025	5.4%	187	1,986,000	2031	7.8%	186	2,704,000
2026	5.2%	219	2,162,000	2032	6.3%	221	2,358,000
2027	8.7%	240	3,637,000	2033	5.0%	139	1,390,000
2028	5.1%	179	1,753,000	Thereafter	45.5%	1,655	14,272,000

(1)	As of December 31, 2022, the weighted average remaining lease term is 10.4 years.
(2)	Based on the annual base rent of $771,984,000, which is the annualized base rent for all leases in place as of December 31, 2022.
(3)	Square feet.

National Retail Properties, Inc.

Rent Deferral Lease Amendments

(in thousands)

The following table outlines the rent deferred and corresponding scheduled repayment of the COVID-19 rent deferral lease amendments executed as of December 31, 2022 (dollars in thousands):

		Deferred				Scheduled Repayment
		Accrual Basis	Cash Basis	Total	% of Total	Accrual Basis	Cash Basis	Total	% of Total	Cumulative Total
2020		$33,594	$18,425	$52,019	91.7%	$3,239	$20	$3,259	5.7%	5.7%

2021		990	3,768	4,758	8.3%	25,935	5,841	31,776	56.0%	61.7%

2022	Q1	—	—	—	—	1,780	2,283	4,063	7.2%	68.9%
	Q2	—	—	—	—	1,729	2,284	4,013	7.1%	76.0%
	Q3	—	—	—	—	1,201	2,284	3,485	6.1%	82.1%
	Q4	—	—	—	—	681	2,284	2,965	5.2%	87.3%
		—	—	—	—	5,391	9,135	14,526	25.6%	87.3%

2023	Q1	—	—	—	—	9	1,704	1,713	3.0%	90.3%
	Q2	—	—	—	—	10	543	553	1.0%	91.3%
	Q3	—	—	—	—	—	543	543	0.9%	92.2%
	Q4	—	—	—	—	—	544	544	1.0%	93.2%
		—	—	—	—	19	3,334	3,353	5.9%	93.2%

2024		—	—	—	—	—	1,932	1,932	3.4%	96.6%

2025		—	—	—	—	—	1,931	1,931	3.4%	100.0%

		$34,584	$22,193	$56,777	100%	$34,584	$22,193	$56,777	100%